EXHIBIT 99.1

[LOGO]     Constellation

NEWS RELEASE

CONTACTS:
Media Relations	Investor Relations
Mike Martin - 585-218-3669	Lisa Schnorr - 585-218-3677
Kevin Harwood - 585-218-3666	Bob Czudak - 585-218-3668
Rebecca Hopkins (Australia) +61 418 837 465 Meg Elvin-Jensen (U.K.) +44 1483 690 081

Constellation Brands to Invest in New U.K.
Distribution and Bottling Operations,
Streamline Certain Australian Operations;
Company Also Updates Financial Guidance

FAIRPORT, N.Y., Aug. 2, 2006 - Constellation Brands, Inc. (NYSE: STZ, ASX: CBR), a leading international beverage alcohol producer and marketer, today announced plans to invest in new Constellation Europe distribution and bottling facilities in the United Kingdom (“U.K.”) and to streamline certain Australian wine operations (collectively, the “Fiscal 2007 Wine Plan”). These initiatives are part of the company’s ongoing efforts to harvest opportunities which maximize asset utilization, further reduce costs and improve long-term return on invested capital (“ROIC”) throughout its international operations.
U.K. Program Details
The new U.K. facilities are expected to reduce costs of production and distribution while increasing profitability for the company’s U.K. operations. In addition to consolidating warehousing and distribution, Constellation Europe’s wine bottling capacity and efficiency will be significantly increased.
Adding a new distribution center and bottling operations is expected to reduce Constellation Europe’s costs of transport and manufacturing. In concert with the existing national distribution center, the new distribution center will house
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Constellation Europe’s branded and wholesale product inventory, and will eliminate the need for the multiple satellite warehouses currently being used, while accommodating future expansion of the business. Constellation expects construction of the additional distribution center to be completed in its fiscal year 2009.
The company is also in the process of finalizing the program’s details, which will include new investments in fixed assets and certain fixed asset disposals.
Australia Program Details
In Australia, Constellation’s Hardy Wine Company will streamline certain operations to maximize long-term value of its retained assets and to continue strengthening its leadership position in Australian New World wines. This includes the buy-out of certain grape supply and processing contracts and the sale of certain non-strategic assets.
Overview
“The recent identification of these opportunities, combined with the addition of Vincor to our international wine portfolio in June, validated the potential long-term value associated with making these changes,” stated Rob Sands, Constellation Brands president and chief operating officer. “Our decentralized and entrepreneurial structure allows us to swiftly identify and act upon opportunities such as this to fine tune our organization as needed. Both the U.K. and Australian markets are intensely competitive and it is essential that we continue to identify and harvest opportunities to reduce our operating costs and improve our returns to maintain our competitive advantage. In the future, we will continue to look at high return projects such as these to further streamline our business, improve our returns and create greater value from our acquisitions.”
Financial Details
The company expects these projects to reduce net operating expenses by approximately $5 million in fiscal 2008, and by more than $15 million annually
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beginning in fiscal 2009.
In connection with the Fiscal 2007 Wine Plan, the company expects to incur one-time cash charges of approximately $40 million and one-time non-cash charges of approximately $20 million, for a total of approximately $60 million in one-time charges. The expected timing of the charges is as follows:

$ in millions	FY07	FY08	FY09	Total
Restructuring charges:
Contract termination costs	25			25
Employee termination costs	3			3
Other restructuring costs		5		5
Total restructuring charges	28	5		33
Other one-time cash costs	2	3	2	7
Cash costs	30	8	2	40

Accelerated depreciation (COGS)	4	5	1	10
Impairment charge on assets to be sold (SG&A)	10			10
Non-cash costs	14	5	1	20
Total one-time costs	44	13	3	60

The company also expects to incur capital expenditures in fiscal 2008 and fiscal 2009 totaling approximately $25 million in connection with these projects, primarily related to the U.K. distribution and bottling project. Investments in the additional distribution center and new bottling operations are expected to be substantially offset by avoiding capital investment in certain existing facilities.
As a result of these announced changes, the company is providing updated diluted earnings per share outlook for both its second quarter fiscal 2007, as well as full-year fiscal 2007. The company also noted that its updated second quarter and full-year fiscal 2007 guidance includes the write-off of approximately $12 million of financing fees related to the repayment of the company’s prior credit agreement in connection with the company’s recent acquisition of Vincor International Inc. (“Vincor”). The items announced today are expected to result in second quarter fiscal 2007 pre-tax charges totaling approximately $42 million.
Outlook
The table below sets forth management’s current diluted earnings per share
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expectations compared to actual results both on a reported basis and a comparable basis for the periods presented. Effective March 1, 2006, the company adopted Statement of Financial Accounting Standards No. 123(R), “Share-Based Payment” (“SFAS 123(R)”). For comparison purposes, the table also provides actual comparable basis diluted earnings per share, including pro forma stock compensation expense, as though the company had adopted SFAS 123(R) for the periods presented.
With respect to the table, reconciliations of reported information to comparable information and to comparable information, including pro forma stock compensation expense, are included in this news release.

Constellation Brands Second Quarter and Fiscal Year 2007
Diluted Earnings Per Share Outlook

	Reported Basis		Comparable Basis		Comparable Basis, Including Pro Forma Stock Compensation Expense
	FY07 Estimate	FY06 Actual	FY07 Estimate	FY06 Actual	FY06 Actual
Second Quarter Ending Aug. 31	$0.23 - $0.25	$0.34	$0.42 - $0.44	$0.41	$0.41
Fiscal Year Ending Feb. 28	$1.41 - $1.49	$1.36	$1.72 - $1.80	$1.59	$1.44

Full-year fiscal 2007 guidance includes the proposed beer joint venture with Grupo Modelo, excludes Vincor purchase accounting adjustments related to assets subject to an independent appraisal and includes the following assumptions:

•	Interest expense: $255 - $265 million
•	Stock compensation expense: approximately $15 million
•
Tax rate: approximately 39.2 percent on a reported basis, which includes a provision of 2.4 percent primarily related to the sale of the Strathmore water business and the Fiscal 2007 Wine Plan, or 36.8 percent on a comparable basis

•	Weighted average diluted shares outstanding: approximately 241 million
•	Free cash flow: $155 - $175 million
•	January 2, 2007, effective date for the proposed beer joint venture with Grupo Modelo

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Explanations
Reported basis (“reported”) diluted earnings per share is reported under generally accepted accounting principles (“GAAP”). Diluted earnings per share on a comparable basis (“comparable”) excludes acquisition-related integration costs, restructuring and related charges and unusual items.
The company discusses additional non-GAAP measures in this news release, including free cash flow and comparable basis diluted earnings per share, including pro forma stock compensation expense. Tables reconciling non-GAAP measures, together with definitions of these measures and the reasons management uses these measures, are included in this news release.
About Constellation Brands
Constellation Brands, Inc. is a leading international producer and marketer of beverage alcohol brands with a broad portfolio across the wine, spirits and imported beer categories. Well-known brands in Constellation’s portfolio include: Almaden, Arbor Mist, Vendange, Woodbridge by Robert Mondavi, Hardys, Nobilo, Kim Crawford, Alice White, Ruffino, Kumala, Robert Mondavi Private Selection, Rex Goliath, Toasted Head, Blackstone, Ravenswood, Estancia, Franciscan Oakville Estate, Inniskillin, Jackson-Triggs, Simi, Robert Mondavi Winery, Stowells, Blackthorn, Black Velvet, Mr. Boston, Fleischmann’s, Paul Masson Grande Amber Brandy, Chi-Chi’s, 99 Schnapps, Ridgemont Reserve 1792, Effen Vodka, Corona Extra, Corona Light, Pacifico, Modelo Especial, Negra Modelo, St. Pauli Girl, Tsingtao. For additional information about Constellation Brands, as well as its product portfolio, visit the company’s Web site at www.cbrands.com.

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Constellation Brands, Inc. and Subsidiaries
GUIDANCE - DILUTED EARNINGS PER SHARE AND FREE CASH FLOW
RECONCILIATIONS OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share data)

The company reports its financial results in accordance with generally accepted accounting principles in the U.S. ("GAAP"). However, non-GAAP financial measures, as defined in the reconciliations below, are provided because management uses this information in evaluating the results of the continuing operations of the company and/or internal goal setting. In addition, the company believes this information provides investors better insight on underlying business trends and results in order to evaluate year over year financial performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. See the table below for reconciliations of these non-GAAP financial measures to GAAP financial measures for the three months ending August 31, 2006, and year ending February 28, 2007, and three months ended August 31, 2005, and year ended February 28, 2006. Please refer to the company's Web site at http://www.cbrands.com/CBI/investors.htm for more detailed description and further discussion of these non-GAAP financial measures.

Diluted Earnings Per Share Guidance	Range for the Three Months Ending August 31, 2006		Range for the Year Ending February 28, 2007
Forecasted diluted earnings per share - reported basis (GAAP)(1), (2)	$0.23	$0.25	$1.42	$1.50
Mondavi adverse grape cost	-	-	0.01	0.01
Inventory step-up(2)	-	-	0.01	0.01
Strategic business realignment(2), (3)	0.17	0.17	0.40	0.40
Other(4)	0.02	0.02	(0.12)	(0.12)
Forecasted diluted earnings per share - comparable basis (Non- GAAP)(5)	$0.42	$0.44	$1.72	$1.80

		Actual for the Three Months Ended August 31, 2005		Actual for the Year Ended February 28, 2006
Diluted earnings per share - reported basis (GAAP)(1)		$0.34		$1.36
Mondavi adverse grape cost		0.02		0.06
Inventory step-up		0.01		0.06
Strategic business realignment		0.03		0.17
Other		0.01		0.01
Income tax adjustments		-		(0.07)
Diluted earnings per share - comparable basis (Non-GAAP)(5)		0.41		1.59
Pro forma stock-based compensation expense, net of related tax effects(6)		-		(0.15)
Diluted earnings per share - comparable basis, including pro forma stock-based compensation expense (Non-GAAP)(5)		$0.41		$1.44

(1)  Includes $0.01 and $0.04 diluted earnings per share impact of expensing stock-based compensation for the three months ending August 31, 2006, and the year ending February 28, 2007, respectively, in accordance with the adoption of SFAS 123(R) beginning March 1, 2006. Includes $0.02 diluted earnings per share impact of expensing stock-based compensation for the year ended February 28, 2006, in accordance with APB No. 25 and its related interpretations, which was recorded within the line item restructuring and related charges in the company's consolidated statements of income. There was no diluted earnings per share impact of expensing stock-based compensation for the three months ended August 31, 2005.

(2) Amounts exclude Vincor purchase accounting adjustments related to assets subject to an independent appraisal.

(3)  Includes $0.04 and $0.10 diluted earnings per share associated with the company's Fiscal 2006 Plan for the three months ending August 31, 2006, and the year ending February 28, 2007, respectively; $0.07 diluted earnings per share associated with the loss on the sale of the company's branded bottled water business for the year ending February 28, 2007; $0.04 and $0.09 diluted earnings per share associated with the company's Vincor Integration Plan for the three months ending August 31, 2006, and the year ending February 28, 2007, respectively; and $0.09 and $0.14 diluted earnings per share associated with the Fiscal 2007 Wine Plan for the three months ending August 31, 2006, and the year ending February 28, 2007, respectively.

(4)  Includes ($0.01) and ($0.15) diluted earnings per share associated with the mark-to-market adjustment of a foreign currency forward contract entered into in connection with the acquisition of Vincor to fix the U.S. dollar cost of the acquisition and payment of certain outstanding indebtedness for the three months ended August 31, 2006, and the year ending February 28, 2007, respectively; and $0.03 diluted earnings per share associated with the write-off of financing fees in connection with the company's repayment of its prior credit agreement in connection with the company's acquisition of Vincor for the three months ended August 31, 2006, and the year ending February 28, 2007.

(5) May not sum due to rounding as each item is computed independently.

(6)  Amount included herein is net of the impact of actual stock-based compensation expense recorded in the company's consolidated statements of income in accordance with APB No. 25 and its related interpretations (see (1) above).

Free Cash Flow Guidance
Free cash flow, as defined in the reconciliation below, is considered a liquidity measure and is considered to provide useful information to investors about the amount of cash generated after capital expenditures and excess tax benefits, which can then be used, after required debt service and dividend payments, for other general corporate purposes. A limitation of free cash flow is that it does not represent the total increase or decrease in the cash balance for the period. Free cash flow should be considered in addition to, not as a substitute for, or superior to, cash flow from operating activities prepared in accordance with GAAP.

		Actual for the Year Ended February 28, 2006	Range for the Year Ending February 28, 2007
Net cash provided by operating activities (GAAP)		$436.0	$320.0	$340.0
Purchases of property, plant and equipment		(132.5)	(180.0)	(180.0)
Excess tax benefits from share-based payment awards		-	15.0	15.0
Free cash flow (Non-GAAP)		$303.5	$155.0	$175.0

Forward-Looking Statements

The statements and estimates made in this news release under the heading Outlook replace in their entirety the statements and estimates set forth under the heading Outlook in the company’s news release dated July 11, 2006.

The statements made under the heading Outlook, as well as all other statements set forth in this news release which are not historical facts, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements.

During the current quarter, Constellation may reiterate the estimates set forth above under the heading Outlook and elsewhere in this news release (collectively, the “Projections”).  Prior to the start of the company’s quiet period, which will begin at the close of business on August 17, 2006, the public can continue to rely on the Projections as still being Constellation’s current expectations on the matters covered, unless Constellation publishes a notice stating otherwise.

          Commencing at the close of business on August 17, 2006, Constellation will observe a “quiet period” during which the Projections should not be considered to constitute the company’s expectations.  During the quiet period, the Projections should be considered to be historical, speaking as of prior to the quiet period only and not subject to update by the company.

          The company’s forward-looking statements are based on management’s current expectations and, unless otherwise noted, do not take into account the impact of any future acquisition, merger or any other business combination, divestiture, restructuring or other strategic business realignments, or financing that may be completed after the date of this release.  Any projections of future results of operations, and in particular, (i) the company’s estimated diluted earnings per share on a reported basis for fiscal 2007 and second quarter 2007, and (ii) the company’s estimated diluted earnings per share on a comparable basis for fiscal 2007 and second quarter 2007, should not be construed in any manner as a guarantee that such results will in fact occur.  In addition to the risks and uncertainties of ordinary business operations, the forward-looking statements of the company contained in this news release are also subject to the following risks and uncertainties: Constellation’s ability to integrate Vincor’s business successfully and realize expected synergies; the continued strength of Vincor’s relationships with its employees, suppliers and customers; the accuracy of the bases for forecasts relating to Vincor’s business; the company's restructuring and related charges, acquisition-related integration costs and purchase accounting adjustments associated with the Vincor integration plan (announced in July 2006) and the company’s restructuring and related charges associated with the Fiscal 2007 Wine Plan and its global wine restructuring plan announced in February 2006 vary materially from management's current estimates of these charges, costs and adjustments due to variations in anticipated headcount reductions, contract terminations, and costs of the implementation of the Vincor integration plan; the company achieving all of the expected cost savings from its Fiscal 2007 Wine Plan, from its Vincor integration plan and from its global wine restructuring plan due to, with respect to any or all of these plans, lower than anticipated reductions in headcount or other expenses, or a delay or greater than anticipated costs in their implementation; the company realizes lower than expected proceeds from sale of assets identified for sale under the Fiscal 2007 Wine Plan and consequently incurs a greater than expected loss on the sale of such assets; the company achieving certain sales projections and meeting certain cost targets; wholesalers and retailers may give higher priority to products of the company’s competitors; raw material supply, production or shipment difficulties could adversely affect the company’s ability to supply its customers; increased

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competitive activities in the form of pricing, advertising and promotions could adversely impact consumer demand for the company’s products and/or result in higher than expected selling, general and administrative expenses; a general decline in alcohol consumption; increases in excise and other taxes on beverage alcohol products; governmental bodies may increase tax rates; proportionately, the company’s taxable income may be higher than expected in jurisdictions with higher tax rates; and changes in interest rates and foreign currency exchange rates. In addition, on July 17, 2006, the company announced a proposed joint venture with Grupo Modelo for the purpose of importing and marketing Modelo’s Mexican beer portfolio into the United States and Guam. Risks and uncertainties associated with this joint venture include, among others, the company’s ability to complete the formation of the joint venture and its ability to complete it on the timetable contemplated, higher than expected start-up costs for the joint venture, the joint venture’s ability to operate the business successfully, the joint venture’s ability to develop appropriate standards, controls, procedures and policies for the growth and management of the joint venture and the strength of the joint venture’s relationships with its employees, suppliers and customers.

          For additional information about risks and uncertainties that could adversely affect the company’s forward-looking statements, please refer to the company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended Feb. 28, 2006, which contain a discussion of additional factors that may affect Constellation’s business.  The factors discussed in these reports could cause actual future performance to differ from current expectations.

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